Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

First Community Financial Corporation

Mifflintown, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 14, 2007, relating to the consolidated financial statements of First Community Financial Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BEARD MILLER COMPANY LLP

Harrisburg, Pennsylvania

January 4, 2008